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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 30, 1997, with respect to the balance sheet of Prime Capital Investment Corp., and dated February 18, 1997, with respect to the combined financial statements of the Brookdale Facilities in the Registration Statement (Form S-11) and related Prospectus of Prime Capital Investment Corp. for the registration of 22,101,563 shares of its common stock.

                                          Ernst & Young LLP

Chicago, Illinois
October 2, 1997